Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:          Thomas W. Schneider – President, CEO
James A. Dowd – Senior Vice President, CFO
Telephone:  (315) 343-0057

PATHFINDER BANCORP, INC. ANNOUNCES FILING OF
REGISTRATION STATEMENT

Oswego, New York, June 11, 2014 — Pathfinder Bancorp, Inc. (“Pathfinder-Federal”), (NASDAQ Capital: PBHC), the holding company of Pathfinder Bank (the “Bank”), announced that Pathfinder Bancorp, Inc., a Maryland corporation and the proposed new holding company of the Bank (“New Pathfinder”), filed a registration statement on June 11, 2014, with the Securities and Exchange Commission in connection with the previously announced mutual-to-stock conversion of Pathfinder Bancorp, MHC.

In connection with the conversion, New Pathfinder expects to offer for sale between 1,700,000 and 2,645,000 shares of common stock at a purchase price of $10.00 per share in the offering.  The shares to be offered for sale represent the 60.8% of the outstanding shares of common stock of Pathfinder-Federal currently owned by Pathfinder Bancorp, MHC, as adjusted for the assets of Pathfinder Bancorp, MHC.  In addition, at the conclusion of the conversion, the existing shares of common stock held by the public stockholders of Pathfinder-Federal will be exchanged for new shares of common stock of New Pathfinder at an exchange ratio estimated to be between 1.0552 and 1.6417.

The shares of New Pathfinder will be offered and sold to the following persons in the following order of priority in the subscription offering: (1) depositors of the Bank as of March 31, 2013; (2) the Bank's employee stock ownership plan and 401(k) Plan; (3) depositors as of the end of the calendar quarter preceding the commencement of the offering; and (4) depositors of the Bank entitled to vote on the conversion proposal.  Shares of common stock not purchased in the subscription offering may be offered for sale in a “community offering,” with a preference given first to natural persons (including trusts of natural persons) residing in Oswego, Onondaga, Madison, Oneida, Cortland, Lewis, Jefferson, Cayuga and Wayne Counties, New York, and then to Pathfinder-Federal’s public stockholders. New Pathfinder also may offer shares not subscribed for in the subscription or community offerings in a syndicated offering.

After the completion of the conversion and offering, New Pathfinder will own all of the outstanding common stock of the Bank, and Pathfinder Bancorp, MHC and Pathfinder-Federal will cease to exist. The shares of common stock of New Pathfinder is expected to trade on the NASDAQ Capital Market under the same symbol “PBHC.”  The conversion is subject to the approval of the Board of Governors of the Federal Reserve System and the affirmative vote of depositors of the Bank and stockholders of Pathfinder-Federal.

Keefe, Bruyette & Woods, Inc., A Stifel Company (“KBW”) is serving as financial advisor to Pathfinder-Federal and New Pathfinder in connection with the conversion.  KBW will also assist New Pathfinder in selling the shares of common stock on a best efforts basis in the subscription and community offerings, and will act as sole book-running manager in a syndicated offering, if necessary.  Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to Pathfinder-Federal and New Pathfinder.  Goodwin Procter LLP is serving as legal counsel to KBW.

Proxy materials setting forth information relating to the conversion will be sent to the depositors of the Bank and stockholders of Pathfinder-Federal for their consideration.  The conversion is expected to be completed in the fourth quarter of 2014.

The Bank's normal business operations will continue without interruption during the conversion and offering process. The transaction will not affect the existing terms and conditions of deposit accounts and loans with the Bank.  Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law.

About Pathfinder Bancorp, Inc.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York.  The Bank has eight full service offices located in its market area consisting of Oswego County and northern Onondaga County and a business banking office located in downtown Syracuse scheduled to open for business in the third quarter of 2014.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  Pathfinder Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Pathfinder-Federal has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission.  Stockholders of Pathfinder-Federal are urged to read the proxy statement/prospectus because it contains important information.  Investors are able to obtain all documents filed with the Securities and Exchange Commission by Pathfinder-Federal and New Pathfinder free of charge at the Securities and Exchange Commission’s website, www.sec.gov.  In addition, documents filed with the Securities and Exchange Commission by Pathfinder-Federal and New Pathfinder are available free of charge from the Corporate Secretary of Pathfinder-Federal at 214 West First Street, Oswego, New York 13126, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Pathfinder-Federal are participants in the solicitation of proxies in favor of the conversion from the stockholders of Pathfinder-Federal.  Information about the directors and executive officers of Pathfinder-Federal is included in the definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2014.